WILLSCOT CORPORATION ANNOUNCES FIRST QUARTER RESULTS AND UPDATES 2020 OUTLOOK

Company fully operational amid COVID-19 pandemic to support our customers and communities while safeguarding our employees
BALTIMORE (May 1, 2020) - WillScot Corporation ("WillScot" or the "Company") (Nasdaq: WSC) today announced its first quarter 2020 financial results, provided an update on operating activities and the current market environment, and updated its 2020 outlook.
First Quarter 2020 Financial Highlights1,4
•Revenues of $255.8 million, representing an 0.8% (or $2.1 million) year over year increase, driven by growth in core leasing and services revenues of $12.2 million, or 5.4%.
•Modular space average monthly rental rate increased to $653, a 13.6% increase year over year, driven by a 14.2% increase year over year in the Modular - US segment.
•Adjusted EBITDA of $89.5 million represents a 7.3% (or $6.1 million) year over year increase.
•Adjusted EBITDA margin of 35.0% increased 210 basis points ("bps") year over year.
•Consolidated net loss of $3.7 million (including $12.7 million of discrete costs from acquisition and integration-related activities) improved by $6.3 million year over year.
•Free Cash Flow increased by $34.4 million year over year to $7.8 million, representing our fourth consecutive quarter of positive free cash generation. An additional $505.8 million of available borrowing capacity under our ABL Facility provides ample operating liquidity.
Operations Update
•Branch network, shared services, and corporate infrastructure have remained fully operational and we are conducting normal business operations as an essential service provider supporting our customers and communities.
•End market activity was robust through the majority of Q1 with new orders in February and March for U.S. modular space up 10% year over year and normal sequential trends in units on rent ("UOR") through February.
•COVID-19 pandemic began to impact business operations in the second half of March and has persisted into April:
•Implemented extensive safety measures including enhanced personal protection equipment, symptom assessments, and cleaning protocols in the branches, travel restrictions, and mandated remote work for shared services and corporate employees all with relatively seamless transition;
•Delivered over 1,000 units through April 30th for COVID-19 response and social distancing applications, representing up to 20% of delivery volumes in certain markets and with prospects for additional opportunities in May and June;
◦Traditional end markets are experiencing project delays and uncertain start dates, while seasonal end markets, such as special events, are experiencing widespread cancellations – we are planning for new project deliveries to be down approximately 20% year over year in Q2, and;
◦To date, no material changes in lease duration, renewal, or payment activity related to the existing unit on rent installed base.
•Implemented reductions to our variable cost structure and capital spending to maintain margins, increase Free Cash Flow, and repay debt.
•Maintaining expectation for robust average rental rate and value-added products and services ("VAPS") growth to support top-line in remainder of 2020.

	Three Months Ended March 31,
(in thousands)	2020	2019
Revenue	$255,821	$253,685
Consolidated net income (loss)	$(3,674)	$(10,029)
Net cash provided by operating activities	$38,348	$15,256
Free Cash Flow[1]	$7,808	$(26,558)

	Three Months Ended March 31,
Adjusted EBITDA[1] by Segment (in thousands)	2020	2019
Modular - US	$81,685	$75,946
Modular - Other North America	7,859	7,408
Consolidated Adjusted EBITDA	$89,544	$83,354

Management Commentary1,4
Brad Soultz, President and Chief Executive Officer of WillScot, commented, "In this unprecedented environment, I am humbled by the grit and perseverance of our front-line workers who have safely maintained essential services for our customers and our communities. The safety of our employees, vendors, and customers is always our top priority, and I'm extremely proud of our team for pivoting and innovating solutions for the COVID-19 response in a rapidly changing demand environment. WillScot delivered another quarter of substantial Adjusted EBITDA growth with Revenue and Adjusted EBITDA for the first quarter up 0.8% and 7.3% over the prior year and Adjusted EBITDA margin of 35.0%, which increased 210 bps versus the first quarter of 2019. Free cash flow increased $34.4 million year over year to $7.8 million in the first quarter, representing our fourth consecutive quarter of positive Free Cash Flow. While the COVID-19 pandemic did not impact our first quarter financial results significantly, it has introduced uncertainty into our 2020 outlook such that we've reduced and expanded our expected 2020 Adjusted EBITDA outlook range to $350 - $400 million to reflect the severity and duration of any demand disruption. I'm confident we have the right team and the right playbook to respond in the short-term, while maintaining our enthusiasm and commitment to future strategic growth and our combination with Mobile Mini."

Tim Boswell, Chief Financial Officer of Willscot, commented, "We are very pleased with the first quarter results, in particular our modular leasing revenue growth of $11.1 million, or 6.3% year over year. Modular space average monthly rate increased 14.2% year over year in the US segment - we will remain laser focused on price performance and value-added products heading into the remainder of 2020 and have a clear line of sight to continue average monthly rate growth into 2021. Since mid-March, we have responded decisively to the demand shock resulting from the COVID-19 pandemic, through reductions to variable costs and capital expenditures. Meanwhile, over 90% of our revenue is derived from reoccurring leasing operations where we believe our 34 month average lease durations provide some insulation from temporary demand shocks, as well as forward visibility into our modular leasing revenues. This fundamental business attribute, combined with the flexibility in our cost structure, allows us to manage our discretionary free cash flow, which we expect to increase in the remainder of the year. Additionally, we have over $500 million of available borrowing capacity under the ABL Facility as of March 31, 2020, and we believe we have no near term liquidity or covenant concerns. The current operating environment reinforces the resilient nature of our business model, and our team remains focused on executing on behalf of our customers and investors."

First Quarter 2020 Results1,4
Total revenues increased 0.8% to $255.8 million, as compared to $253.7 million in the prior year quarter driven by a 5.4% increase in leasing and services revenue due to improved pricing and growth of VAPS.
•Modular - US segment revenue increased 1.6% to $233.9 million, as compared to $230.2 million in the prior year quarter, with core leasing and services revenues up $12.3 million, or 5.9%, year over year.
•Modular space average monthly rental rate of $659 increased 14.2% year over year. Improved pricing was driven by a combination of our price optimization tools and processes, as well as by continued growth in our “Ready to Work” solutions and increased VAPS penetration across our customer base.
•Average modular space units on rent decreased 4,961, or 5.9%, year over year, after experiencing normal sequential volume trends through February, followed by delivery disruptions beginning in late March.

•Modular - Other North America segment revenue decreased 6.4% to $22.0 million compared to $23.5 million in the prior year quarter.
•Modular space average monthly rental rates were up 8.7% compared to the prior year quarter. Modular space units on rent decreased 4.1% to 8,488, and utilization for our modular space units decreased to 52.8%, down 230 bps from 55.1%.
Adjusted EBITDA of $89.5 million was up 7.3% compared to $83.4 million in the prior year quarter, and Adjusted EBITDA margins improved 210 bps year over year to 35.0%.
•Modular - US segment Adjusted EBITDA increased 7.5% to $81.7 million, and Modular - Other North America segment Adjusted EBITDA increased 5.4% to $7.8 million from the prior year quarter.
•Adjusted EBITDA margins improved by 210 bps year over year driven by an 80 bps improvement in leasing and services gross profit margin, a higher mix of more profitable leasing and services revenues, and 970 bps improvement in new and rental unit sale gross profit margins.
Net loss of $3.7 million for the three months ended March 31, 2020 includes $12.7 million of discrete costs expensed in the period related to acquisition and integration activities, including $9.4 million of transaction costs related to the announced Mobile Mini merger, $1.7 million of integration costs, and $1.6 million of lease impairment and other related charges and restructuring costs.

Capitalization and Liquidity Update1,3
Net cash provided by operating activities increased by $23.0 million year over year to $38.3 million in the first quarter of 2020. Net CAPEX decreased $11.3 million, or 27.0%, to $30.5 million for the three months ended March 31, 2020. During the three months ended March 31, 2020, Free Cash Flow increased by $34.4 million to $7.8 million as compared to the three months ended March 31, 2019.
Total long-term debt as of March 31, 2020 was $1,625.8 million. As of March 31, 2020, we had $505.8 million of available borrowing capacity under our ABL Facility and no debt maturities until 2022. The ABL Facility has no maintenance covenants as long as we maintain 10% excess availability in the facility, and the Company remains compliant with the 1.0x Fixed Charge Coverage and 5.5x Total Net Leverage ratios that would apply when excess availability is less than 10%.
2020 Updated Outlook
Given the expected decline in new project delivery volumes in the second quarter amid the COVID-19 pandemic, management has adjusted its 2020 outlook. Our expected results will be determined by the impact on future demand for new projects beyond the second quarter of 2020 and will depend greatly on the degree and duration to which governments restrict business and personal activities going forward and when businesses resume normal operations. This guidance is subject to other risks and uncertainties, including those described in "Forward-Looking Statements" below. The 2020 guidance includes:

	Previous Outlook	Updated Outlook
Total revenue	$1.1 billion - $1.2 billion	$1.0 billion - $1.1 billion
Adjusted EBITDA[1,2]	$410 million - $430 million	$350 million - $400 million
Net CAPEX[2,3]	$160 million - $180 million	$100 million - $150 million

Mobile Mini Transaction Update
On March 2, 2020, we announced that we have entered into an Agreement and Plan of Merger with Mobile Mini, Inc. (“Mobile Mini”). The pending merger with Mobile Mini is subject to customary closing conditions, including receipt of regulatory approvals and stockholder approvals from the Company's and Mobile Mini’s stockholders. We are working collaboratively with our counterparts at Mobile Mini to satisfy these closing conditions and plan the integration of the two businesses with the expectation of closing in the third quarter of 2020. We believe that the merger will result in strategic and financial benefits by combining the two industry leaders in the complementary modular space and portable storage solutions markets.

1 - Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow are non-GAAP financial measures. Further information and reconciliations for these Non-GAAP measures to the most directly comparable financial measure under generally accepted accounting principles in the US ("GAAP") is included at the end of this press release.
2 - Information reconciling forward-looking Adjusted EBITDA and Net CAPEX to GAAP financial measures is unavailable to the Company without unreasonable effort and therefore no reconciliation to the most comparable GAAP measures is provided.
3 - Net CAPEX is a non-GAAP financial measure. Please see the non-GAAP reconciliation tables included at the end of this press release.

4 - 2019 Quarterly amounts were adjusted for the adoption of Accounting Standards Update ("ASU") 2016-02, Leases (Topic 842) ("ASC 842"), effective retroactively to January 1, 2019, and therefore do not agree to the Quarterly Reports filed on Form 10-Q for the respective periods of 2019. See reconciliation of the impact of adopting ASC 842 included at the end of this press release.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, pro forma revenue, and Net CAPEX. Adjusted EBITDA is defined as net income (loss) before income tax expense, net interest expense, depreciation and amortization adjusted for non-cash items considered non-core to business operations including net currency gains and losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, non-cash charges for stock compensation plans, and other discrete expenses. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. Free Cash Flow is defined as net cash provided by operating activities, less purchases of, and proceeds from, rental equipment and property, plant and equipment, which are all included in cash flows from investing activities. Net CAPEX is defined as as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Our management believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business. Pro forma revenue is defined the same as revenue, but includes pre-acquisition results from ModSpace for all periods presented. WillScot believes that Adjusted EBITDA and Adjusted EBITDA margin are useful to investors because they (i) allow investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) are used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of WillScot to its competitors; and (iv) provide additional tools for investors to use in evaluating ongoing operating results and trends. WillScot believes that pro forma revenue is useful to investors because they allow investors to compare performance of the combined Company over various reporting periods on a consistent basis WillScot believes that Net CAPEX provide useful additional information concerning cash flow available to meet future debt service obligations. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore WillScot’s non-GAAP financial measures may not be directly comparable to similarly-titled measures of other companies. For reconciliation of the non-GAAP measures used in this press release (except as explained below), see “Reconciliation of non-GAAP Financial Measures" included in this press release.
Information reconciling forward-looking Adjusted EBITDA to GAAP financial measures is unavailable to WillScot without unreasonable effort. We cannot provide reconciliations of forward looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to WillScot without unreasonable effort. Although we provide a range of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. WillScot provides Adjusted EBITDA guidance because we believe that Adjusted EBITDA, when viewed with our results under GAAP, provides useful information for the reasons noted above.
Conference Call Information
WillScot will host a conference call and webcast to discuss its first quarter 2020 results and outlook at 10 a.m. Eastern Time on Friday, May 1, 2020. The live call can be accessed by dialing (855) 312-9420 (US/Canada toll-free) or (210) 874-7774 (international) and asking to be connected to the WillScot call. A live webcast will also be accessible via the "Events & Presentations" section of the Company's investor relations website https://investors.willscot.com. Choose "Events" and select the information pertaining to the WillScot First Quarter 2020 Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available for 60 days on the Company’s investor relations website.
About WillScot Corporation
Headquartered in Baltimore, Maryland, WillScot is the public holding company for the Williams Scotsman family of companies. WillScot trades on the Nasdaq stock exchange under the ticker symbol "WSC," and is the specialty rental services market leader providing innovative modular space and portable storage solutions across North America. WillScot is the modular space supplier of choice for the construction, education, health care, government, retail, commercial, transportation, security and energy sectors. With over half a century of innovative history, organic growth and strategic acquisitions, WillScot serves a broad customer base from approximately 120 locations throughout the United States, Canada and Mexico, with a fleet of approximately 150,000 modular space and portable storage units.
Forward-Looking Statements
This news release contains forward-looking statements (including the earnings guidance/outlook contained herein) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements relate to the proposed business combination (the "Proposed Transaction") involving the Company and Mobile Mini, including: expected scale; operating efficiency; stockholder, employee and customer benefits; key assumptions; timing of closing; the amount and timing of revenue and expense synergies; future financial benefits and operating results; and integration spend, which reflects management's beliefs, expectations and objectives as of the date hereof. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although WillScot believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations; our ability to achieve planned synergies related to acquisitions; our ability to manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs adversely affecting our profitability (including cost increases resulting from tariffs); potential litigation involving our Company; general economic and market conditions impacting demand for our products and services; implementation of tax reform; our ability to implement and maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the SEC from time to time (including our Form 10-K for the year ending December 31, 2019), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date which it is made, and WillScot disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Important Information About the Proposed Transaction
In connection with the Proposed Transaction, the Company filed a registration statement on Form S-4 (No. 333-237746), which includes a preliminary prospectus of the Company and a preliminary joint proxy statement of the Company and Mobile Mini (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to the Company’s stockholders and Mobile Mini’s stockholders. Investors and security holders will be able to obtain these documents (if and when available) free of charge from the SEC’s website at www.sec.gov. The documents filed by the Company with the SEC may also be obtained free of charge from the Company by requesting them by mail at WillScot Corporation, 901 S. Bond Street, Suite 600, Baltimore, Maryland 21231. The documents filed by Mobile Mini may also be obtained free of charge from Mobile Mini by requesting them by mail at Mobile Mini, Inc. 4646 E. Van Buren Street, Suite 400, Phoenix, Arizona 85008.
Participants in the Solicitation
The Company, Mobile Mini, their respective directors and executive officers and other members of management and employees and certain of their respective significant stockholders may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information about the Company’s directors and executive officers is available in the Company’s proxy statement, dated March 20, 2020, as supplemented by the supplement dated April 13, 2020, for the 2020 Annual Meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 2, 2020. Information about Mobile Mini’s directors and executive officers is available in Mobile Mini’s proxy statement, dated March 16, 2020 as supplemented by the supplement dated April 10, 2020, for its 2020 Annual Meeting of Stockholders and Mobile Mini’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 3, 2020. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holding or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC, the Company or Mobile Mini as indicated above.
No Offer or Solicitation
This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It
Additional information can be found on our investor relations website at http://investors.willscot.com.

Contact Information

Investor Inquiries:	Media Inquiries:
Mark Barbalato	Scott Junk
investors@willscot.com	scott.junk@willscot.com

WillScot Corporation
Consolidated Statements of Operations
(Unaudited; in thousands, except share and per share data)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2020	2019
Revenues:
Leasing and services revenue:
Modular leasing	$188,352	$177,292
Modular delivery and installation	51,070	50,000
Sales revenue:
New units	9,613	14,841
Rental units	6,786	11,552
Total revenues	255,821	253,685
Costs:
Costs of leasing and services:
Modular leasing	49,809	47,235
Modular delivery and installation	43,865	43,343
Costs of sales:
New units	6,203	10,878
Rental units	3,806	7,795
Depreciation of rental equipment	45,948	41,103
Gross Profit	106,190	103,331
Expenses:
Selling, general and administrative	74,968	73,319
Other depreciation and amortization	3,074	2,784
Impairment losses on long-lived assets	—	2,290
Lease impairment expense and other related charges	1,661	3,085
Restructuring costs	(60)	1,656
Currency losses (gains), net	898	(316)
Other expense (income), net	276	(951)
Operating income	25,373	21,464
Interest expense	28,257	31,115
Loss from operations before income tax	(2,884)	(9,651)
Income tax expense	790	378
Net loss	(3,674)	(10,029)
Net loss attributable to non-controlling interest, net of tax	(130)	(758)
Net loss attributable to WillScot	$(3,544)	$(9,271)

Net loss per share attributable to WillScot - basic and diluted	$(0.03)	$(0.09)

Weighted average shares - basic and diluted	109,656,646	108,523,269

Unaudited Segment Operating Data

	Three Months Ended March 31, 2020
(in thousands, except for units on rent and rates)	Modular - US	Modular - Other North America	Total
Revenue	$233,864	$21,957	$255,821
Gross profit	$96,309	$9,881	$106,190
Adjusted EBITDA	$81,685	$7,859	$89,544
Capital expenditures for rental equipment	$37,006	$2,642	$39,648
Modular space units on rent (average during the period)	79,501	8,488	87,989
Average modular space utilization rate	71.5%	52.8%	69.2%
Average modular space monthly rental rate	$659	$600	$653
Portable storage units on rent (average during the period)	15,959	387	16,346
Average portable storage utilization rate	64.5%	50.1%	64.1%
Average portable storage monthly rental rate	$119	$113	$119

	Three Months Ended March 31, 2019
(in thousands, except for units on rent and rates)	Modular - US	Modular - Other North America	Total
Revenue(a)	$230,175	$23,510	$253,685
Gross profit(a)	$93,948	$9,383	$103,331
Adjusted EBITDA(a)	$75,946	$7,408	$83,354
Capital expenditures for rental equipment	$49,921	$1,952	$51,873
Modular space units on rent (average during the period)	84,462	8,847	93,309
Average modular space utilization rate	74.8%	55.1%	72.4%
Average modular space monthly rental rate	$577	$552	$575
Portable storage units on rent (average during the period)	17,010	409	17,419
Average portable storage utilization rate	66.6%	52.0%	66.1%
Average portable storage monthly rental rate	$120	$109	$119
(a) The amounts in this table were adjusted for the adoption of Accounting Standards Update ("ASU") 2016-02, Leases (Topic 842) ("ASC 842"), effective retroactively to January 1, 2019, of and therefore do not agree to the Quarterly Reports filed on Form 10-Q for the respective periods of 2019.

WillScot Corporation
Consolidated Balance Sheets
(Unaudited; in thousands, except share data)

(in thousands, except share data)	March 31, 2020 (unaudited)	December 31, 2019
Assets
Cash and cash equivalents	$4,642	$3,045
Trade receivables, net of allowances for doubtful accounts at March 31, 2020 and December 31, 2019 of $16,471 and $15,828, respectively	241,142	247,596
Inventories	15,006	15,387
Prepaid expenses and other current assets	20,580	14,621
Assets held for sale	8,543	11,939
Total current assets	289,913	292,588
Rental equipment, net	1,912,995	1,944,436
Property, plant and equipment, net	143,864	147,689
Operating lease assets	148,152	146,698
Goodwill	232,796	235,177
Intangible assets, net	126,375	126,625
Other non-current assets	3,642	4,436
Total long-term assets	2,567,824	2,605,061
Total assets	$2,857,737	$2,897,649
Liabilities and equity
Accounts payable	$102,570	$109,926
Accrued liabilities	82,853	82,355
Accrued interest	12,479	16,020
Deferred revenue and customer deposits	85,936	82,978
Operating lease liabilities - current	29,446	29,133
Total current liabilities	313,284	320,412
Long-term debt	1,625,772	1,632,589
Deferred tax liabilities	67,017	70,693
Deferred revenue and customer deposits	12,666	12,342
Operating lease liabilities - non-current	119,322	118,429
Other non-current liabilities	38,603	34,229
Long-term liabilities	1,863,380	1,868,282
Total liabilities	2,176,664	2,188,694
Commitments and contingencies (see Note 15)
Class A common stock: $0.0001 par, 400,000,000 shares authorized at March 31, 2020 and December 31, 2019; 110,555,295 and 108,818,854 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	11	11
Class B common stock: $0.0001 par, 100,000,000 shares authorized at March 31, 2020 and December 31, 2019; 8,024,419 shares issued and outstanding at March 31, 2020 and December 31, 2019	1	1
Additional paid-in-capital	2,402,195	2,396,501
Accumulated other comprehensive loss	(89,974)	(62,775)
Accumulated deficit	(1,692,917)	(1,689,373)
Total shareholders' equity	619,316	644,365
Non-controlling interest	61,757	64,590
Total equity	681,073	708,955
Total liabilities and equity	$2,857,737	$2,897,649

Reconciliation of Non-GAAP Financial Measures
We use certain non-GAAP financial information that we believe is important for purposes of comparison to prior periods and development of future projections and earnings growth prospects. This information is also used by management to measure the profitability of our ongoing operations and analyze our business performance and trends.
We evaluate business segment performance on Adjusted EBITDA, a non-GAAP measure that excludes certain items as described in the reconciliation of our consolidated net income (loss) to Adjusted EBITDA reconciliation below. We believe that evaluating segment performance excluding such items is meaningful because it provides insight with respect to intrinsic operating results of the Company.
We also regularly evaluate gross profit by segment to assist in the assessment of the operational performance of each operating segment. We consider Adjusted EBITDA to be the more important metric because it more fully captures the business performance of the segments, inclusive of indirect costs.
We also evaluate Free Cash Flow, a non-GAAP measure that provides useful information concerning cash flow available to meet future debt service obligations and working capital requirements.
Adjusted EBITDA
We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. Our adjusted EBITDA ("Adjusted EBITDA") reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations:
•Currency (gains) losses, net: on monetary assets and liabilities denominated in foreign currencies other than the subsidiaries’ functional currency. Substantially all such currency gains (losses) are unrealized and attributable to financings due to and from affiliated companies.
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee and lease termination costs.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Costs to integrate acquired companies, including outside professional fees, fleet relocation expenses, employee training costs, and other costs.
•Non-cash charges for stock compensation plans.
•Other expense includes consulting expenses related to certain one-time projects, financing costs not classified as interest expense, and gains and losses on disposals of property, plant, and equipment.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider the measure in isolation or as a substitute for net income (loss), cash flow from operations or other methods of analyzing WillScot’s results as reported under US GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for our working capital needs;
•Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;
•Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered as discretionary cash available to reinvest in the growth of our business or as measures of cash that will be available to meet our obligations. The following tables provide unaudited reconciliations of Net loss to Adjusted EBITDA.

Consolidated Adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2020	2019
Net loss	$(3,674)	$(10,029)
Income tax expense	790	378
Interest expense	28,257	31,115
Depreciation and amortization	49,022	43,887
Currency losses (gains), net	898	(316)
Goodwill and other impairments	—	2,290
Restructuring costs, lease impairment expense and other related charges	1,601	4,741
Transaction costs	9,431	—
Integration costs	1,685	10,138
Stock compensation expense	1,787	1,290
Other income(a)	(253)	(140)
Adjusted EBITDA	$89,544	$83,354
(a) Other expense represents primarily acquisition-related costs such as advisory, legal, valuation and other professional fees in connection with actual or potential business combinations, which are expensed as incurred, but do not reflect ongoing costs of the business.

Adjusted EBITDA by Segment

	Three Months Ended March 31, 2020
(in thousands)	Modular - US	Modular - Other North America	Total
(Loss) income from operations before income taxes	$(4,273)	$1,389	$(2,884)
Interest expense	27,928	329	28,257
Depreciation and amortization	44,530	4,492	49,022
Currency (gains) losses, net	(525)	1,423	898
Restructuring costs, lease impairment expense and other related charges	1,355	246	1,601
Transaction costs	9,431	—	9,431
Integration costs	1,696	(11)	1,685
Stock compensation expense	1,787	—	1,787
Other income	(244)	(9)	(253)
Adjusted EBITDA	$81,685	$7,859	$89,544

	Three Months Ended March 31, 2019
(in thousands)	Modular - US	Modular - Other North America	Total
(Loss) income from operations before income taxes	$(10,044)	$393	$(9,651)
Interest expense	30,582	533	31,115
Depreciation and amortization	39,047	4,840	43,887
Currency gains, net	(130)	(186)	(316)
Restructuring costs, lease impairment expense and other related charges	4,177	564	4,741
Goodwill and other impairments	1,801	489	2,290
Integration costs	9,352	786	10,138
Stock compensation expense	1,290	—	1,290
Other income	(129)	(11)	(140)
Adjusted EBITDA	$75,946	$7,408	$83,354
Adjusted EBITDA Margin Non-GAAP Reconciliation
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Revenue. Management believes that the presentation of Adjusted EBITDA Margin provides useful information to investors regarding the performance of our business.
The following tables provide unaudited reconciliations of Adjusted EBITDA Margin by segment.

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019
(in thousands)	Modular - US	Modular - Other North America	Total	Modular - US	Modular - Other North America	Total
Adjusted EBITDA (A)	$81,685	$7,859	$89,544	$75,946	$7,408	$83,354
Revenue (B)	$233,864	$21,957	$255,821	$230,175	$23,510	$253,685
Adjusted EBITDA Margin (A/B)	34.9%	35.8%	35.0%	33.0%	31.5%	32.9%
Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities, less purchases of, and proceeds from, rental equipment and property, plant and equipment, which are all included in cash flows from investing activities. Management believes that the presentation of Free Cash Flow provides useful information to investors regarding our results of operations because it provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements.
The following table provides unaudited reconciliations of net cash provided by operating activities to Free Cash Flow.

	Three Months Ended March 31,
(in thousands)	2020	2019
Net cash provided by operating activities	$38,348	$15,256
Purchase of rental equipment and refurbishments	$(39,648)	(51,873)
Proceeds from sale of rental equipment	$6,786	11,601
Purchase of property, plant and equipment	$(1,518)	(1,629)
Proceeds from the sale of property, plant and equipment	$3,840	87
Free Cash Flow	$7,808	$(26,558)

Adjusted Gross Profit and Adjusted Gross Profit Percentage
We define Adjusted Gross Profit as gross profit plus depreciation on rental equipment. Adjusted Gross Profit Percentage is defined as Adjusted Gross Profit divided by revenue. Adjusted Gross Profit and Percentage are not measurements of our financial performance under GAAP and should not be considered as an alternative to gross profit, gross profit percentage, or other performance measures derived in accordance with GAAP. In addition, our measurement of Adjusted Gross Profit and Adjusted Gross Profit Percentage may not be comparable to similarly titled measures of other companies. Our management believes that the presentation of Adjusted Gross Profit and Adjusted Gross Profit Percentage provides useful information to investors regarding our results of operations because it assists in analyzing the performance of our business.
The following table provides unaudited reconciliations of gross profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage.

	Three Months Ended March 31,
(in thousands)	2020	2019
Revenue (A)	$255,821	$253,685

Gross profit (B)	$106,190	$103,331
Depreciation of rental equipment	45,948	41,103
Adjusted Gross Profit (C)	$152,138	$144,434

Gross Profit Percentage (B/A)	41.5%	40.7%
Adjusted Gross Profit Percentage (C/A)	59.5%	56.9%

Net CAPEX
We define Net CAPEX as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Our management believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business.
The following table provides unaudited reconciliations of Net CAPEX.

	Three Months Ended March 31,
(in thousands)	2020	2019
Total Capital Expenditures	$41,166	$53,502
Total Proceeds	10,626	11,688
Net CAPEX	$30,540	$41,814

Impact of Adopting ASC 842
The following table presents a reconciliation of unaudited consolidated quarterly financial information for the first three quarters of 2019 detailing the impact of adopting ASC 842, which was effective retroactively to January 1, 2019. As a result of adoption, the final quarterly figures below do not agree to the Quarterly Reports filed on Form 10-Q for the respective periods of 2019.
The impact of adoption and reconciliation to the amounts previously reported is below:
Quarterly 2019 Consolidated Results

Three Months Ended
(in millions)	March 31, 2019
Pre ASC 842 (as previously reported)
Revenue	$255.0
Adjusted EBITDA(1)	$84.5
Net Income (loss)	$(11.2)
ASC 842 Adjustments
Revenue	$(1.3)
Adjusted EBITDA(1)	$(1.1)
Net Income (loss)	$1.2
Post ASC 842 (as reported in our 2019 10-K)
Revenue	$253.7
Adjusted EBITDA(1)	$83.4
Net Income (loss)	$(10.0)